  EXHIBIT 99.01

Marching Towards Profitability
Investview Releases Q2 Financials

Salt Lake City, November 20, 2018 – Investview Corporation (OTCQB: INVU) released its second quarter financial report of fiscal 2019 for the period ending September 30th, 2018.

Highlights of the financial report include:

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Gross Billings increased to $20,327,241 for the six-month period ending September 30th representing a 190% increase as compared to gross billings of $7,017,677 for the period ending September 30th, 2017.

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Net Revenue for six months ended September 30th, 2018 was $15,609,569 representing an increase of $9,016,462 or 137% over the same period last year.

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The Company recorded Other Income of $2,127,059 for the six-month period ending September 30th, 2018 which was a difference of $6,109,695 or an increase of 153% over the same period last year which reported Other Expenses of $3,982,636. This change is due to the recorded purchase of United Games, LLC and United League, LLC on July 20th, 2018. Additionally, in the prior period there was a loss on debt extinguishment of $2,767,422 and the loss on spin-off of operations of $1,118,609 during the six months ended September 30, 2017, as compared to no such expense in the current period.

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The acquisition represented Other Income for the quarter of $1,985,690 (3-month period ending September 30th, 2018) which was a difference of $2,147,185 or a gain of 1,330% from the prior period which reported Other Expenses of $161,495.

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Net Income for the quarter ending September 30th, 2018 was $858,711 versus a loss of ($1,457,172) for the same period last year.

The Company attributes the increase in Net Revenue and Gross Billings to the increase of subscription sales worldwide. Other Income is a direct result of the successful acquisition of United Games and United League companies.

“We are pleased to report a profitable quarter demonstrating our focus on expense management and acquisitions that are accretive to the company’s objectives and ultimately shareholder value,” said William Kosoff, Chief Financial Officer.

Mario Romano, Director of Finance added, “Increased revenue, increased billings and a profitable quarter may be cause for celebration, but we are focused on executing key initiatives that will support continued growth while tightly managing margins to deliver consistent results, one quarter at a time.”

Investview’s full 10-Q can be found by visiting the following edgar link:
https://www.sec.gov/Archives/edgar/data/862651/000165495418012666/0001654954-18-012666-index.htm
About Investview, Inc.

Investview, Inc. is a diversified financial technology organization that operates through its wholly -owned subsidiaries, to provide financial products and services to individuals, accredited investors and select financial institutions. www.investview.com

Kuvera LLC for personal money management and education services. www.kuveraglobal.com

United Games LLC for social mobile app and live interaction services. www.unitedgames.com

SAFE Management LLC for investment advisory services.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements”. When the words “believes,” “expects,” “plans,” “projects,” “estimates,” and similar expressions are used, they identify forward-looking statements. These forward-looking statements are based on Management’s current beliefs and assumptions and information currently available to Management and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Information concerning factors that could cause our actual results to differ materially from these forward-looking statements can be found in our periodic reports filed with the Securities and Exchange Commission. We undertake no obligation to publicly release revisions to these forward-looking statements to reflect future events or circumstances or reflect the occurrence of unanticipated events.

Investor Contact:

pr@investview.com